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                                                                 EXHIBIT 99.1


                                   EXX INC
                                  SUITE 689
                           1350 EAST FLAMINGO ROAD
                             LAS VEGAS, NV 89119



                   EXX INC SUBSIDIARY ACQUIRES ASSETS OF A
                     MANUFACTURER OF VINYL WALLCOVERINGS

LAS VEGAS, NV October 5, 2005-- EXX INC (Amex EXX-A and EXX-B) today announced that on October 4, 2005, a wholly owned subsidiary of EXX INC acquired substantially all of the assets of Sellers and Josephson, Inc., an Englewood, New Jersey manufacturer of vinyl wallcoverings. The assets were acquired through a bankruptcy court sale of assets. The assets and business acquired will be operated as a newly incorporated wholly owned subsidiary of EXX INC using the Sellers and Josephson name. Management anticipates this acquisition will prove to be profitable in 2006.

The above results of operations contain certain forward-looking statements which are covered under the safe harbor provisions of the Private Securities Legislation Reform Act of 1995 with respect to the Company's future financial performance. Although EXX INC believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be realized. Forward-looking statements involve known and unknown risks which may cause EXX INC's actual results and corporate developments to differ materially from those expected. Factors that could cause results and developments to differ materially from EXX INC's expectations include, without limitation, changes in manufacturing and shipment schedules, new product and technology developments, competition within each business segment, cyclicality of the markets for the products of a major segment, litigation, significant cost variances, the effects of acquisitions and divestitures and other risks.